Exhibit 10.1

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”) is dated as of March 5, 2014, by and between Minerco Resources, Inc. (the “Company”), and Braeden Storm Enterprises, Inc. (“Lender”).

WHEREAS:

A. The Company has issued to Lender a Note dated September 6, 2013 in the principal amount of $20,000 due March 6, 2014 (the “Prior Note”).

B. The Company desires to exchange the Prior Note for a new note. The Company and Lender desire to enter into this Agreement, pursuant to which, among other things, the Company and Lender shall exchange the Prior Note currently held by Lender for a new note  in the principal amount of $20,000, due June 6, 2014 (the “New Note”).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.	Exchanges.
1.1           Exchange. Lender and the Company, hereby exchange the Prior Note for the New Note, as follows (the “Exchange”), without the payment of any additional consideration.

1.2           Delivery. In exchange for the Prior Note, the Company hereby, delivers to Lender the New Note. Lender hereby delivers to the Company (or its designee) the originally executed copy of the Prior Note on the date hereof and from and after the date hereof  the Prior Note shall be null and void and any and all rights arising thereunder shall be extinguished.

2.           Company Representations and Warranties.

2.1           Authorization and Binding Obligation. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and to issue the New Note in accordance with the terms hereof and thereof. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the New Note has been duly authorized by the Company's Board of Directors. This Agreement has been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.

2.2           No Conflict. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the New Note) will not: (i) result in a violation of organizational documents of the Company; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which any property or asset of the Company is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that could not reasonably be expected to have a material adverse effect on the Company.

2.3           Securities Law Exemptions. Assuming the accuracy of the representations and warranties of Beckham contained herein, the offer and issuance by the Company of the New Note is exempt from registration under the 1933 Act.

2.4           Issuance of New Note. The New Note when issued will be duly authorized and validly issued and the shares of stock issuable upon conversion of the New Note when issued will be duly authorized, validly issued and fully paid.

2.5           Disclosure. The Company confirms that it has provided Lender with all relevant material information requested by Lender in order to make an informed decision as to whether to enter into this Agreement and the transactions contemplated hereby.

3.           Lender’s Representations and Warranties. As a material inducement to the Company to enter into this Agreement and consummate the Exchange, Lender represents, warrants and covenants with and to the Company as follows:

3.1              Ownership of the Prior Note. Lender owns the Prior Note free and clear of any liens and the Prior Note has not been pledged to any third party. Lender has not sold, assigned, conveyed, transferred, mortgaged, hypothecated, pledged or encumbered or otherwise permitted any lien to be incurred with respect to the Prior Note or any portion thereof. No person other than Lender has any right or interest in the Prior Note.

No proceedings relating to the Prior Note are pending or, to the knowledge of Lender threatened before any court, arbitrator or administrative or governmental body that would adversely affect Lender’s right and ability to surrender and exchange the Prior Note.

3.2           Reliance on Exemptions. Lender understands that the Prior Note is being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Lender’s compliance with, the representations, warranties, agreements and acknowledgments of Lender set forth herein in order to determine the availability of such exemptions and the eligibility of Lender to acquire the New Note.

3.3           No Governmental Review. Lender understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the New Note or the fairness or suitability of the investment in the New Note nor have such authorities passed upon or endorsed the merits of the offering of the New Note.

3.4           Validity; Enforcement. Lender has the requisite power and authority to enter into and perform his obligations under this Agreement and to exchange the Prior Note in accordance with the terms hereof and thereof. This Agreement has been duly and validly authorized, executed and delivered on behalf of Lender and shall constitute the legal, valid and binding obligations of Lender enforceable against Lender in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.

3.5           No Conflicts. The execution, delivery and performance by Lender of this Agreement and the consummation by Lender of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of Lender; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Lender is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Lender, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Lender to perform its obligations hereunder.

4.           Miscellaneous.

4.1           Legends. Lender acknowledges that the New Note shall conspicuously set forth on the face or back thereof a legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE RULES AND REGULATIONS PROMULGATED THEREUNDER, OR UNDER THE SECURITIES LAWS, RULES OR REGULATIONS OF ANY STATE; AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, RULES OR REGULATIONS OR AN EXEMPTION THEREFROM DEEMED ACCEPTABLE BY COUNSEL TO THE COMPANY.”

4.2           Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New Hampshire, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New Hampshire.

4.3           Arbitration.  Both parties shall resolve all disputes, controversies and differences which may arise between the parties, out of or in relation to or in connection with this Agreement, after discussion in good faith attempting to reach an amicable solution.  Provided that such disputes, controversies and differences remain unsettled after discussion between the parties, both parties agree that those unsettled matter(s) shall be finally settled by arbitration in New Hampshire in accordance with the latest Rules of the American Arbitration Association. Such arbitration shall be conducted by three arbitrators appointed as follows: each party will appoint one arbitrator and the appointed arbitrators shall appoint a third arbitrator.  If within 30 days after confirmation of the last appointed arbitrator, such arbitrators have failed to agree upon a chairman, then the chairman will be appointed by the American Arbitration Association.  The decision of the tribunal shall be final and may not be appealed.  The arbitral tribunal may, in its discretion award fees and costs as part of its award. Judgment on the arbitral award may be entered by any court of competent jurisdiction, including any court that has jurisdiction over either party or any of their assets. At the request of any party, the arbitration proceeding shall be conducted in the utmost secrecy subject to a requirement of law to disclose.  In such case, all documents, testimony and records shall be received, heard and maintained by the arbitrators in secrecy, available for inspection only by any party and by their attorneys and experts who shall agree, in advance and in writing, to receive all such information in secrecy.

4.4           Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.  This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them in person to all other parties.  No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

4.5           Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

4.6           Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

4.7           Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between Beckham and the Company with respect to the matters discussed herein, and this Agreement contains the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Company nor Beckham makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and Beckham.  No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

IN WITNESS WHEREOF, Lender and the Company have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

MINERCO RESOURCES, INC.

By:	/s/ John F. Powers
John F. Powers
CEO

BRAEDEM STORM ENTERPRISES, INC.

By:	/s/ Eric Cousens
Eric Cousens
President

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